Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWS/INFORMATION
Corporate Relations
P.O. Box 695011
Orlando, FL 32869-5011
Darden Contacts:
(Analysts) Matthew Stroud	(407) 245-5288
(Media) Bob McAdam	(407) 245-5366
Golden Gate Capital Contacts: Nathaniel Garnick	(212) 687-8080
Jenny Gore	(415) 618-8750

DARDEN ANNOUNCES SALE OF RED LOBSTER TO
GOLDEN GATE CAPITAL FOR $2.1 BILLION

Proceeds to Support Approximate $1.0 Billion Debt Reduction and New Share Repurchase Program of Up to $700 Million

Company to Maintain Current Dividend

Updates Operational Support and Cost Savings Initiatives

ORLANDO, Fla., May 16, 2014 - Darden Restaurants, Inc. (NYSE: DRI) today announced that it has entered into a definitive agreement to sell its Red Lobster business and certain other related assets and assumed liabilities to Golden Gate Capital for $2.1 billion in cash.

Darden expects to receive net cash proceeds, after tax and transaction costs, of approximately $1.6 billion, of which approximately $1.0 billion will be used to retire outstanding debt. The remaining net proceeds of approximately $500 million to $600 million will be deployed for a new share repurchase program of up to $700 million in fiscal 2015. In addition to strengthening the Company’s credit metrics, with the lower debt levels and reduced outstanding share count, Darden expects to maintain its current quarterly dividend of $0.55 per share, or $2.20 annually.

The agreement announced today is the culmination of a robust process to maximize the value potential of a sale or spin-off of Red Lobster and its real estate assets. As part of this process, the Company and its advisors directly contacted a broad universe of potential financial and strategic buyers to purchase the Red Lobster business. In addition, a significant number of real estate buyers were also contacted to facilitate attractive sale-leaseback financing for the purchase of the Red Lobster business.

In reaching the conclusion that this agreement is in the best interest of all Darden’s shareholders, the Darden Board considered, among other things, that:

•	The all cash consideration provides Darden with immediate and certain value to reduce debt and support its capital return initiatives, including maintaining the Company’s dividend, which Darden shareholders have stated is a priority. In the past five fiscal years, Darden has returned nearly $2 billion to shareholders through share repurchases and dividends;

•	The purchase price is approximately 9x Red Lobster’s earnings before interest, taxes, depreciation and amortization (EBITDA) for the twelve months ending April 27, 2014;

•
The transaction maximizes the value of the Red Lobster business, while eliminating the risks and uncertainties to Darden and Darden shareholders relating to Red Lobster’s turnaround or to separately monetizing the Red Lobster real estate assets;

•
The Company explored numerous separation alternatives for Red Lobster and the value potential of each, including (i) a spin-off of the Red Lobster business, (ii) a sale of the Red Lobster business, (iii) a spin-off of the Red Lobster operating company and a separate sale of its real estate, (iv) retaining the Red Lobster operating company and separating its real estate, and (v) retaining both the Red Lobster operating company and its real estate. The Board concluded that the agreement with Golden Gate Capital is the superior value creating alternative;

•
The agreement is structured to minimize closing risk. Golden Gate Capital has obtained committed debt financing, has fully executed a separate sale-leaseback agreement, and its offer is subject to customary closing conditions and regulatory approvals; and

•	The separation of Red Lobster from Darden will better enable the management teams of each company to focus their exclusive attention on their distinct value creation opportunities.

Chuck Ledsinger, Lead Director of Darden’s Board of Directors, said, “Today’s announcement is the culmination of a highly competitive process designed to maximize the value of the Red Lobster business and better position Darden for success. The structure of the agreement enables us to capture the value of Red Lobster and establish a market validated valuation of its real estate, while also enabling us to avoid the risks associated with continuing to operate the business in the current challenging environment. As we move forward, we remain committed to building on Darden’s leadership and will continue to focus on optimizing all of the Company’s assets, including its real estate.”

Clarence Otis, Darden’s Chairman and CEO, said, “Over the past months, we have had extensive conversations with our shareholders about Darden and the Company’s strategic direction. By enabling us to bolster the Company’s financial foundation and increase our focus on the Olive Garden brand renaissance program, we believe this agreement addresses key issues that our shareholders have raised, including the need to preserve the Company’s dividend and regain momentum at Olive Garden. At the same time, it provides Red Lobster and its dedicated employees and leadership team with a partner who has a strong track record in the industry and is as equally dedicated to Red Lobster’s success. Our Board and management team are highly focused on enhancing shareholder value, and we believe this transaction is consistent with the efforts underway to deliver on this responsibility.”

“Red Lobster is an exceptionally strong brand with an unparalleled market position in seafood casual dining,” said Josh Olshansky, Managing Director at Golden Gate Capital. “Red Lobster is exactly the type of company in which we seek to invest given its great brand profile and strong management team. We see significant opportunities for future growth by partnering with Kim Lopdrup and the management team to support the long-term success of Red Lobster.”

Operating Support and Direct Operating Costs
As part of its strategic action plan, Darden has significantly reduced operating support costs, which reflects previously announced savings of at least $60 million annually beginning in fiscal year 2015 and additional savings identified during its work to separate Red Lobster.  As a result, despite meaningfully lower total revenue following the sale of Red Lobster, Darden does not anticipate an increase in its general and administrative (G&A) expenses as a percentage of sales.  G&A expenses are expected to be 5.0% of sales in fiscal 2014 and to remain at that level in fiscal 2015, excluding costs associated with implementation of the Company’s strategic action plan and lobster aquaculture research and development project.

In addition, as previously announced, the Company has retained Alvarez & Marsal North America to assist with Darden’s operating support cost optimization efforts. Based on work to date, Darden is confident that it can achieve a significant reduction in annualized G&A expenses as a percentage of sales within 12 to 18 months of the closing of the Red Lobster sale (excluding the lobster aquaculture research and development costs).

Darden’s work with Alvarez & Marsal is ongoing and is also focused on identifying opportunities for direct operating cost reductions and revenue enhancements.

Closing
Darden expects the sale of the Red Lobster business, which was unanimously approved by Darden’s Board of Directors, to close in the first fiscal quarter of 2015.

The deal is subject to customary closing conditions and regulatory approvals and is not subject to a shareholder approval condition or a financing condition. Golden Gate Capital has obtained committed debt financing from Deutsche Bank AG, Jefferies and GE Capital, and has fully executed a separate $1.5 billion sale-leaseback agreement with American Realty Capital Properties, Inc., the proceeds of which will be used to support the financing of Golden Gate Capital’s purchase of Red Lobster.

Special Meeting
Although the closing of this transaction is not contingent on the results of a Special Meeting, the Company intends to file a preliminary proxy statement later this month with the Securities and Exchange Commission with respect to the requested Special Meeting of Shareholders and to convene a Special Meeting as promptly as practicable.

Advisors
Goldman, Sachs & Co. is serving as Darden’s exclusive financial advisor on the sale of Red Lobster and also as financial advisor to Darden’s Board of Directors. Latham & Watkins is serving as its legal counsel to Darden on the transaction. Morgan Stanley is serving as financial advisor working exclusively at the direction of Darden’s Board of Directors, and Wachtell, Lipton, Rosen & Katz is serving as legal advisor to Darden’s Board of Directors.

Deutsche Bank Securities Inc. and Jefferies LLC are serving as financial advisors to Golden Gate Capital in connection with the transaction. Deutsche Bank Securities Inc., GE Capital, and Jefferies Finance LLC are providing debt commitments for the acquisition.

Slide Presentation
Darden has published a slide presentation in connection with today’s announcement. A copy of the slides can be accessed at www.darden.com and clicking on the “Investors” tab.

About Golden Gate Capital
Golden Gate Capital is a San Francisco-based private equity investment firm with over $12 billion of capital under management. The principals of Golden Gate have a long and successful history of investing across a wide range of industries and transaction types, including going-privates, corporate divestitures, and recapitalizations, as well as debt and public equity investments. Golden Gate is one of the most active investors in multi-unit consumer companies with leading brands. Representative investments include California Pizza Kitchen, Payless ShoeSource, Eddie Bauer, Express, Zales, J.Jill and Pacific Sunwear. For additional information, visit www.goldengatecap.com.

About Darden
Darden Restaurants, Inc., (NYSE: DRI), the world’s largest full-service restaurant company, owns and operates more than 2,100 restaurants that generate over $8.5 billion in annual sales.  Headquartered in Orlando, Fla., and employing more than 200,000 people, Darden is recognized for a culture that rewards caring for and responding to people.  In 2014, Darden was named to the FORTUNE “100 Best Companies to Work For” list for the fourth year in a row.  Our restaurant brands - Red Lobster, Olive Garden, LongHorn Steakhouse, Bahama Breeze, Seasons 52, The Capital Grille, Eddie V’s and Yard House - reflect the rich diversity of those who dine with us.  Our brands are built on deep insights into what our guests want.  For more information, please visit www.darden.com.

Information About Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings per share and U.S. same-restaurant sales for the fiscal year, new restaurant growth and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, plans or objectives and expectations regarding the sale of Red Lobster, benefits to Darden and its shareholders from such sale and related matters, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date except as required by law. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). These risks and uncertainties include the ability to achieve Darden’s strategic plan to enhance shareholder value including realizing the expected benefits from the sale of Red Lobster, the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement to sell Red Lobster, the outcome of any legal proceeding that may be instituted against Darden relating to the Red Lobster transaction or otherwise, the failure of the Red Lobster transaction to close for any reason including non-fulfillment of any conditions to close, the timing of the completion of the transaction, actions of activist investors and the cost and disruption of responding to those actions, food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business including health care reform, labor and insurance costs, technology failures, failure to execute a business continuity plan following a disaster, health concerns including virus outbreaks, intense competition, failure to drive sales growth, failure to successfully integrate the Yard House business and the additional indebtedness incurred to finance the Yard House acquisition, our plans to expand our smaller brands Bahama Breeze, Seasons 52 and Eddie V's, a lack of suitable new restaurant locations, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics and increased advertising and marketing costs, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including unemployment and interest rates, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our service marks or other intellectual property, impairment in the carrying value of our goodwill or other intangible assets, a failure of our internal controls over financial reporting, or changes in accounting standards, an inability or failure to manage the accelerated impact of social media and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Important Additional Information
The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from stockholders in connection with the upcoming special meeting of the Company’s stockholders. In connection with the special meeting, the Company intends to file a preliminary proxy statement and proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s stockholders. Information regarding the names and interests of such participants is set forth in the Company’s revocation solicitation statement, filed with the SEC on April 1, 2014 and will also be included in the proxy statement concerning the special meeting. These documents are available free of charge at the SEC’s website at www.sec.gov.

The Company will be mailing a definitive proxy statement and proxy card to each stockholder entitled to vote at the special meeting. WE URGE INVESTORS TO READ ANY PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of any proxy statement and any other documents filed by the Company with the SEC in connection with the possible proxy solicitation at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://investor.darden.com/investors/investor-relations/default.aspx.